                                                                    EXHIBIT 2(q)



                             UM MULTI-STRATEGY FUND

                     UNIVERSAL INDIVIDUAL RETIREMENT ACCOUNT
                              DISCLOSURE STATEMENT




         Part One of this Forum Trust, LLC Disclosure Statement applies to Traditional Individual Retirement Accounts ("Traditional IRAs"). Part Two applies to Roth Individual Retirement Accounts ("Roth IRAs") that became available for the first time in 1998.





                           PART ONE: TRADITIONAL IRAS


You are receiving this Disclosure Statement for the purpose of ensuring that you are informed and understand the nature of an Individual Retirement Account ("IRA") sponsored by UM Investment Trust (the "Sponsor") on behalf of UM Multi-Strategy Fund, and any future series of UM Multi-Strategy Fund advised by Undiscovered Managers, LLC, an unregistered closed-end management investment company. This Disclosure Statement explains the rules governing IRAs for years after 1996.

If you should have any questions, you may contact us at the following address and phone number:

         Forum Fund Services, LLC
         700 North Pearl Street, Suite 1625
         Dallas, Texas 75201
         Attn:  Tricia Duncan
         (214) 953-8922

YOUR RIGHT TO REVOKE THIS IRA. You may revoke this IRA at any time in writing within seven (7) days after the later of the date you received this Disclosure Statement or the day you established this IRA. For purposes of revocation, it will be assumed that you received the Disclosure Statement no later than the date of your check or transfer direction with which you opened your IRA. To revoke the IRA, you must either mail or deliver a notice of revocation to the address listed above. Oral revocations are not accepted.

If after you have established an IRA and during the period in which you are entitled to revoke the IRA, there becomes effective a material adverse change in the information set forth in the Disclosure Statement or a material change in the governing instrument used in establishing the IRA, you are entitled to revoke your IRA on or before a date not less than seven days after the date on which you receive such amendment under the same revocation procedure set forth above.

If a notice of revocation is mailed, it shall be deemed mailed on the date of the postmark (or if sent by certified or registered mail, the date of certification or registration) if it is so deposited in the mail in the United States, first class postage prepaid and properly addressed. If you revoke your IRA, you are entitled to a return of the entire amount contributed without any adjustment for expenses or market fluctuations.

TYPES OF IRAS; ELIGIBILITY

IN GENERAL. There are several types of IRAs. For example, there is a "Regular IRA" to which you may make contributions for yourself. There is also a "Spousal IRA"



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INDIVIDUAL RETIREMENT ACCOUNT DISCLOSURE STATEMENT
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which you may be able to set up for your spouse. There is also a "Rollover IRA"
which you can set up to receive assets from a qualified plan, annuity or another IRA. Finally, there is a "SEP-IRA" (which is also known as a Simplified Employee Pension Plan) which your employer can establish for you. Following is a general description of the rules which apply to each of these types of IRAs and who is eligible to establish them.

IRA INTERACTION. The maximum amount that you may contribute to your Regular IRA and any Roth IRA you may have established is $3,000 for 2002 (this amount will increase to $4,000 for 2005 to 2007, and $5,000 for 2008. Also, the maximum contribution amount is increased by an additional $500 for individuals that have attained the age of 50 before the end of the taxable year). Therefore, to the extent that you make a Roth IRA contribution, you will reduce or eliminate your eligibility to make a regular IRA contribution.

REGULAR IRA. You may contribute up to the lesser of $3,000 or 100% of your compensation if you have not reached age 70 1/2 during the taxable year. You may make this contribution even if you or your spouse is an active participant in a qualified employer plan. However, as explained below, the amount of the contribution that you may deduct may be limited. Compensation includes wages, salary, commissions, bonuses, tips, earned income of self-employed persons and any amount includable in income as alimony or separate maintenance payments, but does not include income from interest, dividends or other earnings or profits from property, or amounts not includable in your gross income.

SPOUSAL IRA. You may contribute to your IRA and an IRA for your spouse if: (1) your compensation during the taxable year exceeds your spouse's compensation for that year and (2) you file a joint income tax return for the year with your spouse. Under such an arrangement, you may qualify for a total contribution equal to the lesser of $6,000 or 100% of your total compensation for the taxable year. You can determine how to divide the contribution between the two accounts but you cannot contribute more than $3,000 annually into either one. While you cannot contribute to your IRA in the taxable year in which you reach 70 1/2, you can still contribute to your spouse's IRA if he or she has not reached 70 1/2. A Spousal IRA does not involve the creation of a joint account. The account of each spouse is separately owned and treated independently from the account of the other spouse.

ROLLOVER IRA. All or a portion of certain distributions (other than, among others, required distributions made on account of your attaining age 70 1/2) from qualified retirement plans (or the proceeds thereof), annuities and other IRAs (other than amounts held in a SIMPLE IRA during the first two years beginning on the date you first participated in a SIMPLE salary reduction arrangement) may be "rolled over" tax-free into an IRA within sixty (60) days after your receipt of the distribution (or directly under the retirement plan rules effective after 1992) without regard to the limits on deductible contributions, but no deduction is allowed with respect to such a rollover. In the case of a distribution from a qualified plan that contains a return of non-deductible employee contributions, the returned contributions may not be rolled over. Under certain circumstances, the law allows you to roll over a distribution from an IRA into a qualified pension or profit-sharing plan, qualified annuity plan, or tax sheltered annuity or custodial account; however, such a rollover cannot be made from an IRA to which you have made any contributions. You can also transfer assets you hold in one IRA to another IRA by directing the current trustee or custodian to transfer those assets directly to the new IRA. However, if you transfer assets other than cash, the identical property must be contributed to the new IRA. You can direct such a so-called "trustee to trustee transfer" at any time. However, you may make a rollover from one IRA to another IRA only once during a one-year period. A decision to make a rollover from a qualified plan, as signified by checking the rollover box on the Application, is irrevocable.

Rollover amounts you receive may not be deposited in your spouse's IRA, but if you should die while still a participant in a qualified plan, in certain cases your spouse may be allowed to make a tax-free rollover to an IRA of all or any part of the assets distributed from the qualified plan, excluding any contributions (other than voluntary deductible employee contributions) made by you to such plan. The amount of such distributions rolled over by a spouse into an IRA may not subsequently be rolled over into another employer's qualified plan or annuity.

A distribution received under a qualified domestic relations order may be eligible for rollover treatment.

Strict requirements must be met to qualify for tax-free rollover treatment. Rollover treatment must be elected in writing. You should consult your personal tax advisor in connection with rollovers to and from your IRA.

SIMPLIFIED EMPLOYEE PENSION (SEP-IRA). An employer may adopt a SEP and contribute to your SEP-IRA even if you are covered by another retirement plan within limits prescribed by SEP rules. The contributions are deductible to the employer and are generally not includable in your income until you receive distributions. To establish a SEP, your employer must sign a SEP agreement and provide you with a copy of the agreement as well as certain information concerning the rules applicable to such plans. Your employer can satisfy these requirements by using Form 5305-SEP which is issued by the Internal Revenue Service ("IRS"). Employers that have established salary reduction SEPs before 1997 may continue to maintain and contribute to them. However, no new salary reduction SEPs may be established after 1996. Instead, employers may establish SIMPLE IRA programs for years after 1996, which permit salary reduction contributions. This IRA MAY NOT be used in connection with a SIMPLE plan.

CONTRIBUTIONS

IN GENERAL. As explained in this part, the amount of your IRA contributions that you can deduct is subject to limits. Except in the case of rollover contributions or trustee to trustee transfers, contributions to your Regular IRA, Spousal IRA or SEP-IRA must be in cash. Contributions to your Regular IRA or Spousal IRA may be made up to the due date



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                                                                FORUM TRUST, LLC
                              INDIVIDUAL RETIREMENT ACCOUNT DISCLOSURE STATEMENT
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for filing your tax return for the taxable year (excluding extensions thereof)
even if you file before the due date. In making contributions, you must indicate the tax year to which the contribution applies. If no tax year is designated, Forum Trust, LLC (the "Custodian") will assume that the contribution is intended to apply to the calendar year in which it is received.

DEDUCTIBLE CONTRIBUTIONS. If you are single and are not an "active participant" in a retirement plan maintained by your employer, you can deduct the full amount of your IRA contribution up to the lesser of $3,000 or 100% of your compensation for the year. If you are married and file a joint return, you can also deduct the full amount of your IRA contribution so long as neither you nor your spouse is an "active participant" in a retirement plan maintained by your respective employers. These plans include qualified pension, profit sharing (including 401(k)), stock bonus or money purchase plans, SEP-IRAs, qualified annuity plans, tax-sheltered annuities and custodial accounts and deferred compensation plans of governmental agencies. You are generally considered to be an active participant in a plan if you were entitled to have an employer contribution or forfeiture credited to your account during the year in the case of a defined contribution plan or, in the case of a defined benefit plan, you are eligible to participate even if you choose not to. You are considered to be an active participant in a plan if you make a contribution to the plan during a year even if your employer does not. For active participation, it does not matter whether any interest you have in a plan is vested or unvested. Your employer is required to indicate on your Form W-2 whether you were an active participant for the year covered by the form.

         If you or your spouse is an active participant in a plan, the amount of the deduction you can claim for an IRA contribution is reduced or totally denied depending upon the amount by which your adjusted gross income for the year exceeds the "applicable dollar amount." The deductible amount for 2002 if you are an active participant is shown in the chart below (special rules apply if you are married filing separately or if your spouse is an active participant but you are not):


                                     MARRIED
                                 Filing Jointly
                           Owner an Active Participant

                 Adjusted                      Deductibility
            Gross Income (AGI)                of Contribution
        ---------------------------     ------------------------
        Up to and including $54,000     Fully deductible
        Between $54,000 and $64,000     Deductibility decreases*
                                        as income rises
        $64,000 or over                 Not deductible; growth tax
                                        deferred


                                     SINGLE

                              An Active Participant

             Adjusted                    Deductibility
        Gross Income (AGI)              of Contribution
        ------------------              ---------------
        Up to and including $34,000     Fully deductible
        Between $34,000                 Deductibility decreases**
        and $44,000                     as income rises
        $44,000 or over                 Not deductible; growth tax
                                        deferred

The AGI range in which deductions are phased out if you are an active participant changes annually, as follows:

Tax years beginning in:.........................Single taxpayers:
2002............................................$34,000-$44,000
2003............................................$40,000-$50,000
2004............................................$45,000-$55,000
2005 and thereafter.............................$50,000-$60,000



Tax years beginning in:                         Married taxpayers
                                                filing jointly:
2002............................................$54,000-$64,000
2003............................................$60,000-$70,000
2004............................................$65,000-$75,000
2005............................................$70,000-$80,000
2006............................................$75,000-$85,000
2007 and thereafter.............................$80,000-$100,000


*for tax years 2002 through 2004, every $50 of AGI over the amount at which the deductibility begins to be phased out ("the threshold amount"), the maximum IRA contribution deductible is reduced by $15 (rounded down to the next lowest $10 increment).

**for tax years 2002 through 2004, every $50 of AGI over the threshold amount, the maximum IRA contribution deductible is reduced by $15 (rounded down to the next lowest $10 increment).

If you are married, filing jointly and your spouse is an active participant but you are not, the deductibility of your IRA contribution will be phased out if your joint AGI is between $150,000 and $160,000.

NONDEDUCTIBLE CONTRIBUTIONS. Even though you may not be entitled to claim a deduction for contributions to your IRA, you are still allowed to make the contributions to the extent described in "Types of IRA," above. To the extent that the amount of your contribution exceeds the deduction limit, it is considered a non-deductible contribution. Earnings on these contributions are not taxed until distributed just like the earnings on deductible contributions.

You are required to specify on your tax return the amount of your nondeductible contribution. If you overstate this amount, you may be liable for a tax penalty of $100 per overstatement.



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FORUM TRUST, LLC
INDIVIDUAL RETIREMENT ACCOUNT DISCLOSURE STATEMENT
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INVESTMENT AND HOLDING OF CONTRIBUTIONS

Contributions to your IRA, and the earnings thereon, are invested in shares of one or more separate series of UM Investment Trust. To the extent at any time assets held in the IRA are not invested in a series of the UM Investment Trust, such assets may be held in cash. The assets in your account are held in a custodial account exclusively for your benefit and the benefit of such beneficiaries as you may designate in a writing delivered to the Custodian. The balance in your IRA represents a separate account that is clearly identified as your property and generally may not be combined for investment with the property of another individual. Your right to the entire balance in your account is nonforfeitable.

You control the investment and reinvestment of contributions to your Traditional or Roth IRA. No part of the assets of your account may be invested in life insurance contracts or in collectibles such as works of art, antiques, coins, stamps, etc. Investments must be in one or more of the Fund(s) available from time to time as listed in the Subscription Booklet for Shares of Beneficial Interest of UM Multi-Strategy Fund ("Subscription Booklet") for your Traditional or Roth IRA or from the Fund distributor or Forum Fund Services ("FFS"). You direct the investment of your IRA by giving your investment instructions to the distributor or FFS. Since you control the investment of your Traditional or Roth IRA, you are responsible for any losses; neither the Custodian, the distributor nor FFS has any responsibility for any loss or diminution in value occasioned by your exercise of investment control. Transactions for your Traditional or Roth IRA will generally be at the applicable public offering price or net asset value for shares of the Fund(s) involved next established after the distributor or FFS (whichever may apply) receives proper investment instructions from you; consult the current prospectus for the Fund(s) involved for additional information.

Before making any investment, read carefully the current prospectus for any Fund you are considering as an investment for your Traditional IRA or Roth IRA. The prospectus will contain information about the Fund's investment objectives and policies, as well as any minimum initial investment or minimum balance requirements and any sales, redemption or other charges.

Because you control the selection of investments for your Traditional or Roth IRA and because mutual fund shares fluctuate in value, the growth in value of your Traditional or Roth IRA cannot be guaranteed or projected.

DISTRIBUTIONS FROM YOUR IRA

DURING YOUR LIFE. The law permits distributions to be made from an IRA without penalty any time after you attain age 59 1/2, and requires that distributions commence no later than April 1st following the calendar year in which you attain age 70 1/2. Distributions may be in the form of a single payment or, in accordance with regulations, in monthly, quarterly, or annual payments over your life, the joint lives of you and your designated beneficiary, or over a period certain not extending beyond your life expectancy or the joint life and last survivor expectancy of you and your designated beneficiary. Unless you elect otherwise, prior to the date distributions are required to begin, other than in the case of a life annuity, life expectancies will be recalculated annually. The election is irrevocable and applies to all subsequent years. The life expectancy of a nonspouse beneficiary cannot be recalculated. If you direct distributions over your life or the joint lives of you and your designated beneficiary, the Custodian will purchase with your IRA balance an immediate annuity contract from an insurance company you choose and your payments will be made under the contract. You must provide a completed annuity application from the insurance company of your choosing. Distributions may only be requested by proper completion of a distribution form available from the Custodian.

AFTER YOUR DEATH. If you die after your "required beginning date," i.e., the April 1 following the year you attain age 70 1/2, the balance of your IRA generally must be distributed to your designated beneficiary at least as rapidly as under the method of distribution in effect prior to your death. This same rule applies to distributions to a successor beneficiary if you have a non-spouse designated beneficiary who designates a successor beneficiary and dies before all amounts due to him or her have been paid.

If you die before your "required beginning date," the entire balance of the account must be distributed by December 31 of the year in which the 5th anniversary of your death occurs. However, distribution need not be made within this 5-year period if your beneficiary receives payments over a period measured by his or her life expectancy beginning no later than December 31 of the year following the year in which you die. If the beneficiary is your spouse, those installment payments don't have to begin until the later of December 31 of the year following the year in which you die or December 31 of the year in which you would have reached age 70 1/2. In addition, the above distribution rules will not apply if your spouse is your beneficiary and he or she elects to treat the entire interest in the IRA (or remaining part of such interest if distribution has already begun) as his or her own IRA subject to the regular IRA distribution requirements. In such a case, your spouse will be considered to be the Depositor under the IRA. If you die before the entire IRA has been distributed to you and your spouse is not your beneficiary, no additional cash contributions or rollover contributions may be accepted by the Custodian.

INCOME AND PENALTY TAXES

INCOME TAX TREATMENT. Income tax on deductible IRA contributions and earnings on both deductible and nondeductible IRA contributions is generally deferred until you receive distributions. If you have made both deductible and nondeductible contributions to IRAs you maintain, a portion of each distribution you receive from any IRA (whether it is the one to which you made nondeductible contributions) will be considered to be a return of nondeductible contributions and therefore not included in your income for tax purposes. The balance of each distribution will be taxed as ordinary income regardless of its original source. The amount of any distribution that is


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                              INDIVIDUAL RETIREMENT ACCOUNT DISCLOSURE STATEMENT
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considered to be a return of nondeductible contributions (and therefore not taxed) is determined by multiplying the amount of the distribution by a fraction. The numerator of the fraction is the aggregate amount of nondeductible contributions you have made to all of your IRAs over the years (less any distribution of nondeductible contributions during those years) and the denominator is the balance in all your IRAs at the end of the year (after adding back any distributions you received during the year). The aggregate amount that can be excluded from income for all years cannot exceed the amount of nondeductible contributions that you made.

Taxable distributions from your account are taxed as ordinary income regardless of their original source. They are not eligible for special tax treatment that may apply to lump sum distributions from qualified employer plans. A distribution from your account after you attain age 65 is eligible for the retirement income credit.

PENALTY TAX FOR PREMATURE DISTRIBUTIONS. Your IRA is intended to provide income for you upon retirement. Accordingly, the law generally imposes a penalty on premature distributions. If you receive a taxable distribution from the IRA before reaching age 59 1/2, generally a nondeductible 10% tax penalty will be imposed on the portion of the distribution that is included in your gross income. This penalty is in addition to any income tax you must pay on the distribution itself. The penalty does not apply to the extent that the distribution is considered a return of nondeductible contributions or a return of an excess contribution that is permitted tax-free (see below). The penalty also will not apply if the distribution is made due to your permanent disability or death, if the distribution is one of a series of substantially equal periodic payments made over your life (or life expectancy) or over the joint lives (or life expectancies) of you and your beneficiary. Further, the penalty does not apply in the case of a qualifying rollover distribution. Finally, the penalty will not apply if the distribution (1) does not exceed the amount of your medical expenses that could be deducted for the year (generally speaking, medical expenses paid during a year are deductible to the extent they exceed 7 1/2% of your adjusted gross income for the year); (2) subject to certain restrictions, does not exceed the premiums you paid for health insurance coverage for yourself, your spouse and dependents if you have been unemployed and received unemployment compensation for at least twelve weeks; (3) used to pay qualifying first-time homebuyer expenses (described below); (4) used to pay qualified higher education expenses (described below) or (5) is a transfer to another Roth IRA pursuant to a decree of divorce or separate maintenance or a written instrument incident to such a decree. First-time homebuyer expenses, in general, include acquisition costs, settlement charges, an closing costs, subject to a lifetime limit of $10,000, as long as the individual for whom the expenses are paid did not own a principal residence for the two prior years. Qualified higher education expenses are tuition, fees, books, supplies, and equipment required for the enrollment or attendance at an eligible educational institution of the Roth IRA account holder, the account holder's spouse, or the child or grandchild of the account holder or the account holder's spouse. The amount of these expenses is reduced by any amount excludable from income under the rules relating to education savings bonds.

PENALTY TAX FOR EXCESS CONTRIBUTIONS. Contributions to an IRA above the permissible limits are nondeductible and are subject to an annual nondeductible excise tax of 6% of the amount of such excess contributions for each year that the excess is not withdrawn or eliminated. The tax is paid by the person to whom a deduction is allowed or, in the case of a Rollover IRA, by the person for whose benefit it is established. If the person who contributed the excess takes no deduction for it and withdraws the excess amount plus the net earnings attributable to such excess on or before the due date (including extensions) for filing the Federal income tax return for the year for which the contribution was made, the 6% excise tax will not be applied but the 10% tax on premature distributions will be applied to the net earnings if the person has not attained age 59 1/2 and is not disabled. Generally, if the excess is withdrawn after the due date (including extensions) for filing the tax return for the year for which the contribution was made, not only will the excess contribution be subject to the 6% excise tax, but the amount of such excess and the net income attributable to it will also be includable in income; and if you have not attained the age of 59 1/2, and are not disabled, you will also be subject to the previously mentioned 10% penalty tax on premature distributions.

The rules discussed above generally apply to SEP-IRAs as well. The law also allows you to withdraw tax-free and without penalty an excess contribution, regardless of the amount, made with respect to a rollover contribution (including an attempted rollover contribution), if the excess contribution occurred because you reasonably relied on erroneous information required to be supplied by the plan, trust, or institution making the distribution that was the subject of the rollover.

As an alternative to withdrawing excess contributions made to an IRA, such amounts may be eliminated by making reduced contributions; however, you will be required to pay the 6% excise tax on the amount of the excess for the year of the contribution and for each subsequent year until the amount of the excess is eliminated in a later year for which you have not contributed the maximum contribution amount. If a contribution is made to your account in an amount less than the permissible limit in order to correct an excess contribution for a previous year for which you did not claim a deduction, under certain circumstances, taking into account the limits on contributions, you may be allowed to treat the amount of the reduction in the current year's contribution as an additional contribution for the current taxable year.

PENALTY TAX FOR UNDER-DISTRIBUTION. If after April 1st following the year in which you attain age 70 1/2, the amount distributed is less than the minimum amount required by law to be distributed, a 50% excise tax may be imposed on any such deficiency. The IRS may waive this penalty if the deficiency was due to reasonable error and reasonable steps are taken to correct the deficiency.

PROHIBITED TRANSACTIONS AND PLEDGING ACCOUNT ASSETS. If during any taxable year you engage in a so-called "prohibited transaction" with respect to your IRA, the account will lose


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INDIVIDUAL RETIREMENT ACCOUNT DISCLOSURE STATEMENT
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its tax-exempt status. In this event, the fair market value of all account assets, valued as of the first day of such taxable year, will be deemed distributed to you and includable in your gross income. These prohibited transactions would include borrowing money from your account. If you pledge your account or any portion thereof as security for a loan, such pledged portion will be deemed distributed to you and, to the extent that it does not represent a return of nondeductible contributions, is includable in your gross income. If you have not yet attained the age of 59 1/2 and are not totally and permanently disabled, an additional tax equal to 10% of the amount pledged will be imposed on such funds includable in gross income. If your spouse engages in a prohibited transaction with respect to his or her account, the results will be the same.

MISCELLANEOUS

FEDERAL INCOME TAX WITHHOLDING. Distributions from an IRA to the covered individual or to a beneficiary are subject to Federal income tax withholding unless the covered individual or beneficiary elects to have no withholding apply. The current withholding rate required by the Internal Revenue Code is 10%. Additional information concerning withholding and election forms will be available no later than at the time a distribution is requested.

FEDERAL ESTATE AND GIFT TAXES. Generally, your IRA will be included in your estate for Federal estate tax purposes. If your spouse is your beneficiary, your IRA may qualify for a deduction for purposes of that tax. An election under an IRA to have a distribution payable to a beneficiary on the death of the covered individual will not be treated as a gift subject to Federal gift tax.

REPORTS TO THE IRS. You are not required to file Form 5329 with the IRS unless you owe one of the IRA penalty taxes. These are the taxes on excess contributions, premature distributions, prohibited transactions and under distributions after age 70 1/2.

FINANCIAL INFORMATION. The growth in value of the mutual fund shares held in your account can neither be guaranteed nor projected.

CUSTODIAN CHARGES. Forum Trust, LLC, as the Custodian of your IRA currently charges an annual maintenance fee of $15 per account. The Custodian may change any of its fees from time to time and may pay all or any portion of the fees to the Funds' Transfer Agent or other agents or subcontractors performing services with respect to your IRA. Further information regarding charges in connection with the administration of your IRA is contained in the IRA Application.

IRS APPROVAL STATUS. Your IRA has been approved by the IRS but this determination relates only to form and not to the merits of your account. Further information concerning IRAs can be obtained from any district office of the IRS.


                               PART TWO: ROTH IRAS

You are receiving this Disclosure Statement for the purpose of ensuring that you are informed and understand the nature of a Roth Individual Retirement Account ("Roth IRA") sponsored by UM Investment Trust (the "Sponsor") on behalf of UM Multi-Strategy Fund, and any future series of UM Multi-Strategy Fund advised by Undiscovered Managers, LLC, an unregistered closed-end management investment company. This Disclosure Statement explains the rules governing Roth IRAs beginning January 1, 1998.

If you should have any questions, you may contact us at the following address and phone number:

         Forum Fund Services, LLC
         700 North Pearl Street, Suite 1625
         Dallas, Texas 75201
         Attn:  Tricia Duncan
         (214) 953-8922

YOUR RIGHT TO REVOKE THIS ROTH IRA. You may revoke this Roth IRA at any time in writing within seven (7) days after the later of the date you received this Disclosure Statement or the day you established this Roth IRA. For purposes of revocation, it will be assumed that you received the Disclosure Statement no later than the date of your check or transfer direction with which you opened your Roth IRA. To revoke the Roth IRA, you must either mail or deliver a notice of revocation to the address listed above. Oral revocations are not accepted.

If after you have established a Roth IRA and during the period in which you are entitled to revoke the Roth IRA, there becomes effective a material adverse change in the information set forth in the Disclosure Statement or a material change in the governing instrument used in establishing the Roth IRA, you are entitled to revoke your Roth IRA on or before a date not less than seven days after the date on which you receive such amendment under the same revocation procedure set forth above.

If a notice of revocation is mailed, it shall be deemed mailed on the date of the postmark (or if sent by certified or registered mail, the date of certification or registration) if it is so deposited in the mail in the United States, first class postage prepaid and properly addressed. If you revoke your Roth IRA, you are entitled to a return of the entire amount contributed without any adjustment for expenses or market fluctuations.

TYPES OF ROTH IRAS; ELIGIBILITY

IN GENERAL. There are several types of Roth IRAs. For example, there is a "Regular Roth IRA" to which you may make contributions for yourself. There is also a "Spousal Roth IRA" which you may be able to set up for your spouse. There is also a "Rollover Roth IRA" which you can set up to receive a rollover or transfer of assets from another Roth IRA. Finally, there is a "Conversion Roth IRA" to which you can



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                              INDIVIDUAL RETIREMENT ACCOUNT DISCLOSURE STATEMENT
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contribute amounts from an IRA established under Code Section 408 (a
"traditional IRA"). Following is a general description of the rules which apply to each of these types of Roth IRAs and who is eligible to establish them.

IRA INTERACTION. The annual maximum amount that you may contribute to your Roth IRA and any Regular IRA you may have established is $3,000 for 2002 (this amount will increase to $4,000 for 2005 to 2007, and $5,000 for 2008. Also, the maximum contribution amount is increased by an additional $500 for individuals that have attained the age of 50 before the end of the taxable year). Therefore, to the extent that you make a Regular IRA contribution, you will reduce or eliminate your eligibility to make a Roth IRA contribution.

REGULAR ROTH IRA. You may contribute up to the lesser of $3,000 or 100% of your compensation for the taxable year, even if you have reached age 70 1/2. Compensation includes wages, salary, commissions, bonuses, tips, earned income of self-employed persons and any amount includable in income as alimony or separate maintenance payments, but does not include income from interest, dividends or other earnings or profits from property, or amounts not includable in your gross income. However, the maximum annual contribution amount will be phased out if the individual is single and has an adjusted gross income between $95,000 and $110,000, is married filing a joint return and has an adjusted gross income between $150,000 and $160,000, or is married filing separately and has an adjusted gross income between $0 and $10,000. No amount you contribute to a Roth IRA will be deductible for federal income tax purposes. The maximum annual amount you may contribute to a Roth IRA must be reduced by any amount you contribute to a traditional IRA or to any other Roth IRA for that year.

SPOUSAL ROTH IRA. You may contribute to your Roth IRA and a Roth IRA for your spouse if: (1) your compensation during the taxable year exceeds your spouse's compensation for that year and (2) you file a joint income tax return for the year with your spouse. Under such an arrangement, you may qualify for a total contribution equal to the lesser of $6,000 or 100% of your total compensation for the taxable year. You can determine how to divide the contribution between the two accounts but you cannot contribute more than $3,000 annually into either one. You may contribute to your or your spouse's Roth IRA regardless of your or your spouse's age. A Spousal Roth IRA does not involve the creation of a joint account. The account of each spouse is separately owned and treated independently from the account of the other spouse.

ROLLOVER ROTH IRA. All or a portion of certain distributions from other Roth IRAs may be rolled over tax-free into a Roth IRA within sixty (60) days after your receipt of the distribution without regard to the limits on the maximum amount of contributions. You can also transfer assets you hold in one Roth IRA to another Roth IRA by directing the current trustee or custodian to transfer those assets directly to the new Roth IRA. However, if you transfer assets other than cash, the identical property must be contributed to the new Roth IRA. You can direct such a so-called "trustee to trustee transfer" at any time. However, you may make a rollover from one Roth IRA to another Roth IRA only once during a one-year period.

CONVERSION ROTH IRA. You may make a rollover contribution from a traditional IRA to a conversion Roth IRA only if your adjusted gross income for the year in which the rollover occurs does not exceed $100,000 and you are not a married individual filing a separate federal income tax return. Any amount rolled over from a traditional IRA to a Roth IRA will be includable in income in the year the rollover is made in accordance with the traditional IRA tax rules, except that amounts rolled over on or before December 31, 1998 will be includable in income ratably over a four-year period. Under the IRA tax rules, you will be taxed on the amount rolled over from a traditional IRA to a Roth IRA to the extent that the amount rolled over represents deductible contributions made to your traditional IRA and earnings on any amount contributed to your traditional IRA. The amount rolled over will not be subject to the 10% excise tax on premature distributions. Alternatively, you may convert a traditional IRA to a Roth IRA in accordance with Code Section 408A(d)(3)(C). Such a conversion will be treated as a rollover. If you erroneously converted your IRA into a Roth IRA, you may reconvert the Roth IRA back into a traditional IRA via a trustee-to-trustee transfer prior to the due date of your income tax return for the year of the conversion.

Strict requirements must be met to qualify for tax-free rollover treatment. Rollover treatment must be elected in writing. You should consult your personal tax advisor in connection with rollovers to and from your Roth IRA.

CONTRIBUTIONS

IN GENERAL. Contributions to your Roth IRA will not be deductible for federal income tax purposes. As explained above, the amount you may contribute to your Roth IRA may be reduced or eliminated if you income exceeds certain limits. Except in the case of rollover contributions or trustee to trustee transfers (including conversion Roth IRAs), contributions to your Roth IRA must be in cash. Contributions to your Regular Roth IRA or Spousal Roth IRA may be made for any taxable year after 1997 up to the due date for filing your tax return for that taxable year (excluding extensions thereof) even if you file before the due date. In making contributions, you must indicate the tax year for which the contribution is being made. If no tax year is designated, the Custodian will assume that the contribution is intended to apply to the calendar year in which it is received.

INVESTMENT AND HOLDING OF CONTRIBUTIONS

Contributions to your IRA, and the earnings thereon, are invested in shares of one or more separate series of UM Investment Trust. To the extent at any time assets held in the IRA are not invested in a series of the UM Investment Trust, such assets may be held in cash. The assets in your account are held in a custodial account exclusively for your benefit and the benefit of such beneficiaries as you may designate in a writing delivered to the Custodian. The balance in your Roth IRA represents a separate account that is clearly



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identified as your property and generally may not be combined for investment with the property of another individual. Your right to the entire balance in your account is nonforfeitable. No part of the assets of your account may be invested in life insurance contracts or in collectibles such as works of art, antiques, coins, stamps, etc.

DISTRIBUTIONS FROM YOUR ROTH IRA

DURING YOUR LIFE. The law permits distributions to be made from a Roth IRA without penalty any time after you attain age 59 1/2. You are not required to begin receiving distributions from a Roth IRA during your lifetime. If you elect to begin receiving distributions during your lifetime, the distributions may be in the form of a single payment or, in accordance with regulations, in monthly, quarterly, or annual payments over your life, the joint lives of you and your designated beneficiary, or over a period certain not extending beyond your life expectancy or the joint life and last survivor expectancy of you and your designated beneficiary. Unless you elect otherwise prior to the date distributions are required to begin, other than in the case of a life annuity, life expectancies will be recalculated annually. The election is irrevocable and applies to all subsequent years. The life expectancy of a nonspouse beneficiary cannot be recalculated. If you direct distributions over your life or the joint lives of you and your designated beneficiary, the Custodian will purchase with your Roth IRA balance an immediate annuity contract from an insurance company you choose and your payments will be made under the contract. You must provide a completed annuity application from the insurance company of your choosing. Distributions may only be requested by proper completion of a distribution form available from the Custodian.

AFTER YOUR DEATH. If you die before the entire balance of your account has been distributed to you, the general rule is that the entire remaining account balance must be distributed by December 31 of the year in which the 5th anniversary of your death occurs. However, distribution need not be made within this 5-year period if your beneficiary receives payments over a period measured by his or her life expectancy beginning no later than December 31 of the year following the year in which you die. If the beneficiary is your spouse, those installment payments do not have to begin until the later of December 31 of the year following the year in which you die or December 31 of the year in which you would have reached age 70 1/2. In addition, the above distribution rules will not apply if your spouse is your beneficiary and he or she treats the entire interest in the Roth IRA (or remaining part of such interest if distribution has already begun) as his or her own Roth IRA, subject to the regular Roth IRA distribution requirements. In such a case, your spouse will be considered to be the Depositor under the Roth IRA. If you die before the entire Roth IRA has been distributed to you and your spouse is not your beneficiary, no additional cash contributions or rollover contributions may be accepted by the Custodian. If any Roth IRA account balance remains upon the death of a non-spouse beneficiary to which that beneficiary is entitled, the entire remaining amount of the Roth IRA account balance to which the beneficiary is entitled must be distributed to his successor beneficiary (if any) at least as rapidly as under the method of distribution in effect on the first beneficiary's date of death.

INCOME AND PENALTY TAXES

INCOME TAX TREATMENT. Distributions from your Roth IRA that represent a return of your contributions are not taxable. To the extent that your Roth IRA contains contributions and earnings, all distributions will be treated as a return of your contributions until all contributions have been distributed. Only then will distributions be treated as distributions of earnings. Distributions of earnings will be taxed as ordinary income in the year they are received unless they are "qualified distributions," as discussed below.

A distribution from a Roth IRA will be a qualified distribution, and therefore not taxable upon distribution, if:

         FIVE YEAR HOLDING PERIOD. The distribution is made after the five-taxable year period beginning with the taxable year in which you first contributed to your Roth IRA; and

QUALIFIED PURPOSE. The distribution is:

                  AGE 59 1/2. Made on or after the date you
                              attain age 59 1/2;

                  DEATH. Made to a beneficiary or estate on
                         or after your death;

                  DISABILITY. Attributable to your being
                              disabled; or

                  FIRST-TIME HOMEBUYER EXPENSES. Used within 120 days of the date the distribution is received to pay first-time homebuyer expenses. First-time homebuyer expenses, in general, include the costs of acquiring, constructing, or reconstructing an individual's principal residence, subject to a lifetime dollar limit of $10,000, as long as the individual for whom the expenses are paid did not own a principal residence for the two prior years. The expenses can be used for the expenses of the Roth IRA account holder, the account holder's spouse, or any child, grandchild or ancestor of the account holder or the account holder's spouse.

Taxable distributions from your account are taxed as ordinary income regardless of their original source. Roth IRA distributions do not qualify for capital gain treatment, nor are they eligible for special tax treatment that may apply to lump sum distributions from qualified employer plans.

PENALTY TAX FOR PREMATURE DISTRIBUTIONS. Your Roth IRA is intended to provide income for you upon retirement. Accordingly, the law generally imposes a penalty on premature distributions. If you receive a taxable distribution from the Roth IRA before reaching age 59 1/2, generally, a nondeductible 10% tax penalty will be imposed on the portion



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of the distribution that is included in your gross income. This penalty is in addition to any income tax that you must pay on the distribution itself. The penalty does not apply to the extent that the distribution is considered a return of contributions or a return of an excess contribution that is permitted tax-free (see below). The penalty also will not apply if the distribution is made due to your permanent disability or death, if the distribution is one of a series of substantially equal periodic payments made over your life (or life expectancy) or over the joint lives (or life expectancies) of you and your beneficiary. Further, the penalty does not apply in the case of a qualifying rollover distribution. Finally, the penalty will not apply if the distribution
(1) does not exceed the amount of your medical expenses that could be deducted for the year (generally speaking, medical expenses paid during a year are deductible to the extent they exceed 7 1/2% of your adjusted gross income for the year); (2) subject to certain restrictions, does not exceed the premiums you paid for health insurance coverage for yourself, your spouse and dependents if you have been unemployed and received unemployment compensation for at least twelve weeks; (3) used to pay qualifying first-time homebuyer expenses (described above); (4) used to pay qualified higher education expenses (described below) or (5) is a transfer to another Roth IRA pursuant to a decree of divorce or separate maintenance or a written instrument incident to such a decree. Qualified higher education expenses are tuition, fees, books, supplies, and equipment required for the enrollment or attendance at an eligible educational institution of the Roth IRA account holder, the account holder's spouse, or the child or grandchild of the account holder or the account holder's spouse. The amount of these expenses is reduced by any amount excludable from income under the rules relating to education savings bonds.

PENALTY TAX FOR EXCESS CONTRIBUTIONS. Contributions to a Roth IRA above the permissible limits are subject to an annual nondeductible excise tax of 6% of the amount of such excess contributions for each year that the excess is not withdrawn or eliminated. If you withdraw the excess amount plus the net earnings attributable to such excess on or before the due date (including extensions) for filing your Federal income tax return for the year for which the contribution was made, the 6% excise tax will not be applied but the 10% tax on premature distributions will be applied to the net earnings if the person has not attained age 59 1/2 and is not disabled.

As an alternative to withdrawing excess contributions made to a Roth IRA, such amounts may be eliminated by making reduced contributions; however, you will be required to pay the 6% excise tax on the amount of the excess for the year of the contribution and for each subsequent year until the amount of the excess is eliminated in a later year for which you have not contributed the maximum deductible amount.

PROHIBITED TRANSACTIONS AND PLEDGING ACCOUNT ASSETS. If during any taxable year you engage in a so-called "prohibited transaction" with respect to your Roth IRA, the account will lose its tax-exempt status. In this event, the fair market value of all account assets, valued as of the first day of such taxable year, will be deemed distributed to you and taxable to the extent includable in your gross income. These prohibited transactions would include borrowing money from your account.

If you pledge your account or any portion thereof as security for a loan, such pledged portion will be deemed distributed to you and, to the extent that it does not represent a return of contributions, is includable in your gross income. If you have not yet attained the age of 59 1/2 and are not totally and permanently disabled, an additional tax equal to 10% of the amount pledged will be imposed on such funds includable in gross income.

MISCELLANEOUS

FEDERAL INCOME TAX WITHHOLDING. Distributions from a Roth IRA to the covered individual or to a beneficiary are subject to Federal income tax withholding unless the covered individual or beneficiary elects to have no withholding apply. The current withholding rate required by the Internal Revenue Code is 10%. Additional information concerning withholding and election forms will be available no later than at the time a distribution is requested.

FEDERAL ESTATE AND GIFT TAXES. Generally, your Roth IRA will be included in your estate for Federal estate tax purposes. If your spouse is your beneficiary, your Roth IRA may qualify for a deduction for purposes of that tax. An election under a Roth IRA to have a distribution payable to a beneficiary on the death of the covered individual will not be treated as a gift subject to Federal gift tax.

REPORTS TO THE IRS. You are not required to file Form 5329 with the IRS unless you owe one of the Roth IRA penalty taxes. These include the taxes on excess contributions, and on premature distributions.

FINANCIAL INFORMATION. The growth in value of the mutual fund shares held in your account can neither be guaranteed nor projected.

CUSTODIAN CHARGES. Forum Trust as the Custodian of your Roth IRA currently charges an annual maintenance fee of $15 per account. The Custodian may change any of its fees from time to time and may pay all or any portion of the fees to the Funds' Transfer Agent or other agents or subcontractors performing services with respect to your Roth IRA. Further information regarding charges in connection with the administration of your Roth IRA is contained in the Roth IRA Application and Fund prospectus.

IRS APPROVAL STATUS. Your Roth IRA has been approved by the IRS but this determination relates only to form and not to the merits of your account. Further information concerning Roth IRAs can be obtained from any district office of the IRS.



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                                UM MULTI-STRATEGY
                                      FUND
                         UNIVERSAL INDIVIDUAL RETIREMENT
                                     ACCOUNT
                               CUSTODIAL AGREEMENT



     Part One of this Forum Trust, LLC Custodial Agreement applies to Traditional Individual Retirement Accounts ("Traditional IRAs"). Part Two applies to Roth Individual Retirement Accounts ("Roth IRAs") that became available for the first time in 1998.


               PART ONE: PROVISIONS APPLICABLE TO TRADITIONAL IRAS


     By executing the Individual Retirement Account ("IRA") Application ("Application") that incorporates this Custodial Agreement with Forum Trust, LLC as custodian ("Custodian"), the Depositor whose name appears on the IRA Application hereby establishes an IRA as described in Section 408(a) of the Internal Revenue Code of 1986 ("Code"), in order to provide for retirement or for the support of his or her beneficiaries after death.

     The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service in Form 5305-A (Rev. January 2000) for use in establishing an individual retirement custodial account that meets the requirements of Code Section 408(a) for a valid Traditional IRA.

     The Depositor has been given the disclosure statement required under Regulations under Section 408(i) of the Code. The Depositor has deposited with the Custodian the amount shown on the Application.

     The Depositor and the Custodian agree as follows:

ARTICLE I.

     The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $3,000 for the tax year ($3,500 if Depositor is 50 or older) unless the contribution is a rollover contribution described in section 402(c), 403(a)(4), 403(b)(8), 408(d)(3), an employer contribution to a simplified employee pension plan as described in section 408(k), or a recharactorized contribution described in section 408A(d)6.

ARTICLE II.

     The Depositor's interest in the balance in the custodial account is nonforfeitable.

ARTICLE III.

     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold, silver and platinum coins, coins issued under the laws of any state, and certain bullion.




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                               INDIVIDUAL RETIREMENT ACCOUNT CUSTODIAL AGREEMENT
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ARTICLE IV.

     1. Notwithstanding any provisions of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

     2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

     3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, the April 1 following the calendar year end in which the Depositor reaches age 70 1/2. By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

          (a)  A single-sum payment.

          (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

          (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

          (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

          (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

     4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

          (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

          (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

               (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

               (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have reached age 70 1/2.

          (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

          (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

     5. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies.) In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

     6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

ARTICLE V.

     1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.



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INDIVIDUAL RETIREMENT ACCOUNT CUSTODIAL AGREEMENT
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     2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

ARTICLE VI.

     Notwithstanding any other articles that may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

ARTICLE VII.

     This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the IRA Application.


                  PART TWO: PROVISIONS APPLICABLE TO ROTH IRAS

By executing the Individual Retirement Account ("IRA") Application ("Application") that incorporates this Custodial Agreement with Forum Trust, LLC as custodian ("Custodian"), the Depositor whose name appears on the IRA Application hereby establishes an IRA as described in Section 408A of the Internal Revenue Code of 1986 ("Code"), in order to provide for retirement or for the support of his or her beneficiaries after death.

The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service in Form 5305-RA (January 2000) for use in establishing a Roth Individual Retirement Custodial Account that meets the requirements of Code Section 408A for a valid Roth IRA.

The Depositor has been given the disclosure statement required under Regulations
Section 1.408-6. The Depositor has deposited with the Custodian the amount shown on the Application.

The Depositor has designated on the Application whether or not this is a Roth Conversion IRA.

The Depositor and the Custodian agree as follows:

ARTICLE I.

     1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the Custodian will accept only cash contributions and only up to a maximum amount of $3,000 for any tax year of the Depositor ($3,500 if the Depositor is 50 or older).


ARTICLE II.

     1. The $3,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single Depositor, the $3,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married Depositor who files jointly, between AGI of $150,000 and $160,000; and for a married Depositor who files separately, between $0 and $10,000. In case of a conversion, the Custodian will not accept IRA Conversion Contributions in a tax year if the Depositor's AGI for that tax year exceeds $100,000 or if the Depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

     2. In the case of a joint return, the AGI limits in the preceding paragraph apply to the combined AGI of the Depositor and his or her spouse.

ARTICLE III.

     The Depositor's interest in the balance in the custodial account is nonforfeitable.

ARTICLE IV.

     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

ARTICLE V.

     1. If the Depositor dies before his or her entire interest is distributed to him or her and the Depositor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either:

          (a) Be distributed by December 31 of the year containing the fifth anniversary of the Depositor's death, or

          (b)Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the Depositor's death.

               If distributions do not begin by the date described in (b), distribution method (a) will apply.

     2. In the case of distribution method 1(b) above, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the



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                               INDIVIDUAL RETIREMENT ACCOUNT CUSTODIAL AGREEMENT
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beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.

     3. If the Depositor's spouse is the sole beneficiary on the Depositor's date of death, such spouse will then be treated as the Depositor.

ARTICLE VI.

     1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under sections 408(i) and 408A(d)(3)(E), and Regulations section 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.

     2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

ARTICLE VII.

     Notwithstanding any other articles that may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

ARTICLE VIII.

     This agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear on the IRA Application.


                      PART THREE: PROVISIONS APPLICABLE TO
                       BOTH TRADITIONAL IRAS AND ROTH IRAS


ARTICLE IX

     1. INVESTMENT OF CONTRIBUTIONS.

          (a) All contributions to the custodial account made by or on behalf of the Depositor shall be invested in accordance with proper instructions received from time to time from the Depositor and shall be applied to purchase full and fractional shares ("Shares") of one or more separate series of UM Investment Trust. Fund shares held in the custodial account shall be registered in the name of the Custodian or its nominee. The Depositor shall be the beneficial owner of all the assets held in the custodial account.

          (b) Except in the case of a rollover contribution (as described in Article I of Parts I and II) or employer contributions to a simplified employee pension plan (as described in Article I of Part I), the Depositor shall not for any taxable year of the Depositor contribute to the custodial account an amount in excess of the lesser of 100% of the compensation includable in his gross income or $3,000 ($3,500 if the Depositor is 50 or older), and the Depositor shall be fully and solely responsible for all taxes, interest and penalties which might accrue or be assessed by reason of any excess deposit and interest, if any, earned thereon. Contributions must be made no later than the due date for filing the Depositor's tax return for the tax year (excluding extensions) or by such other date as from time to time provided by law. If a contribution is intended to be a rollover contribution referred to in Article I of Parts I and II, the Depositor hereby certifies that the source of the contribution qualifies the contribution as such, that no portion thereof consists of any amount considered to have been previously contributed by the Depositor as an employee (other than "deductible employee contributions" as defined in Section 72(o)(5) of the Code), that the contribution is being made to the custodial account no later than 60 days after receipt by the Depositor of the distribution giving rise to the rollover contribution, and that no previous rollover contribution has been made by the Depositor within one year of the date of the rollover contribution to or from another individual retirement account or individual retirement annuity and that the rollover is in all respects permitted by law. It shall be the sole responsibility of the Depositor to determine the amount of the contributions made hereunder. The Depositor shall execute such forms as the Custodian may require in connection with any contribution hereunder.

     2. REINVESTMENT OF EARNINGS.

     All dividends, capital gains, and any other distributions received on Fund Shares held in the Depositor's account shall, unless received in additional Shares, be reinvested in Shares of the Fund paying such dividends and distributions, which Fund Shares shall be credited to such account. If any distributions of the Fund may be received at the election of the Depositor in additional Shares or in cash or other property, the Custodian shall elect to receive additional Shares. If for any reason it is not possible to acquire Shares of the Fund paying the dividends or other distributions, the cash dividends and/or distributions from that fund attributable to the Depositor's account shall be invested in accordance with the Depositor's standing investment instructions (but disregarding that Fund).

     3. PROXIES AND OTHER INFORMATION.

     The Custodian shall forward to the Depositor all notices, prospectuses, financial statements, proxies and proxy soliciting material that the Custodian receives relating to such Shares. The Custodian shall vote such Shares in accordance with the written instructions of the Depositor. Absent such instructions, the Custodian is hereby directed to and shall vote such Shares for or against any proposition in the same proportion as all Shares of the relevant Fund for which instructions have been received.



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ARTICLE X (DISTRIBUTIONS)

     The Custodian shall, from time to time, subject to the provisions of
Article IV of Part I or Article V of Part II, make distributions out of the custodial account to the Depositor, in such manner and amounts as may be specified in written instructions of the Depositor. All such instructions shall be deemed to constitute a certification by the Depositor that the distribution so directed is one that the Depositor is permitted to receive. The Custodian shall have no liability with respect to any contribution to the custodial account, any investment of assets in the custodial account, or any distribution therefrom pursuant to instructions received from the Depositor or this Agreement, or for any consequences to the Depositor arising from such contributions, investments or distributions including, but not limited to, excise and other taxes and penalties which might accrue or be assessed by reason thereof, nor shall the Custodian be under any duty to make any inquiry or investigation with respect thereto.

ARTICLE XI (BENEFICIARIES)

     The Depositor may designate and redesignate his/her beneficiary or beneficiaries on a form satisfactory to the Custodian and provided by the Fund for such purpose. To be effective, such designation must be received by the Custodian prior to the death of the Depositor. Such beneficiary or beneficiaries shall be entitled to the balance in the custodial account of the Depositor as provided in of Article IV of Part I (if a Traditional IRA) or Article V of Part II (if a Roth IRA). Unless otherwise provided in the designation of beneficiary form, amounts payable by reason of the Depositor's death will be paid only to the primary beneficiary or beneficiaries who survive the Depositor in equal shares, or, if no primary beneficiary or beneficiaries survive the Depositor, to the contingent beneficiary or beneficiaries who survive the Depositor in equal shares. If some but not all primary or contingent beneficiaries, as applicable, do not survive the Depositor, any amounts that such nonsurviving beneficiaries shall have been entitled to receive hereunder shall be divided among the surviving primary or contingent beneficiaries, as applicable, in proportion to the relative interests of the surviving primary or contingent beneficiaries. If no designation of beneficiary is in effect at the time of the Depositor's death or if no designated beneficiary survives the Depositor, the balance in the custodial account of the Depositor shall be paid to the legal representative of the estate of the Depositor. A designated beneficiary who becomes entitled to receive benefits hereunder may designate a successor beneficiary, which designation shall be governed by and made in accordance with this Article XI. If a designated beneficiary becomes entitled to receive benefits hereunder but dies before all amounts in the IRA account to which the beneficiary is entitled have been distributed to him, the successor beneficiary will be entitled to receive any such remaining amounts in the IRA account. Unless otherwise provided in the beneficiary designation form, the beneficiary may choose the method of distribution from among those permitted by Article IV of Part I or Article V of
Part II.

ARTICLE XII (RESPONSIBILITY OF DEPOSITOR)

     Depositor acknowledges he or she has read the information distributed to him or her by the Custodian and agrees to assume full responsibility for all decisions as to deposits and withdrawals, and the Depositor indemnifies the Custodian and saves it free and harmless from any and all claims arising out of any adverse consequences experienced by the Depositor as a result of his or her own decision, including but not limited to excise taxes and penalties. Any taxes which may be imposed upon the custodial account or the income thereof, but not excise taxes imposed upon the Depositor, may, in the discretion of the Custodian, be deducted from and charged against the custodial account.

ARTICLE XIII (ACCEPTANCE OF REPORTS)

     If, within 60 days after the mailing by the Custodian to the Depositor of a report pursuant to paragraph 2 of Article V of Part I or paragraph 2 of Article VI of Part II, the Depositor has not given the Custodian written notice of any exception or objection thereto, such report shall be deemed to have been approved in its entirety and in such case, or upon written approval of the Depositor, the Custodian shall be released, relieved, and discharged with respect to all matters and statements set forth therein as though the report had been settled by judgment or decree of a court of competent jurisdiction.

ARTICLE XIV (RESPONSIBILITY OF CUSTODIAN)

     The Custodian shall have no duties whatsoever except such duties as it specifically agrees to in writing, and no implied covenants or obligations shall be read into this Agreement against the Custodian. The Custodian shall not be liable under this Agreement, except for its own bad faith, gross negligence or willful misconduct. In performing its duties under this Agreement, the Custodian may hire agents, experts and attorneys. The Custodian may also delegate any of its powers and duties hereunder to an agent.

ARTICLE XV (PROHIBITION AGAINST ASSIGNMENT)

     No interest right or claim in or to any part of the custodial account or any payment therefrom shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind and the Custodian shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except as required by law. Notwithstanding the foregoing, in the event of a property settlement between the Depositor and his or her former spouse pursuant to which the transfer of Depositor's interest hereunder, or a portion thereof, is incorporated in a divorce decree or in a written instrument incident to such divorce or legal separation, then the interest so decreed by a court to be the property of such former spouse shall be transferred to a separate Account for the benefit of such former spouse, in accordance with the requirements of the Code.


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                               INDIVIDUAL RETIREMENT ACCOUNT CUSTODIAL AGREEMENT
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ARTICLE XVI (AMENDMENT)

     The Depositor hereby delegates to the Custodian the power to amend this Agreement from time to time as it deems appropriate, and hereby consents to any such amendment provided, however, that all such amendments are in compliance with the provisions of the Code and the regulations thereunder. All such amendments shall be effective as of the date set forth in a written notice of amendment, which will be sent to the Depositor.


ARTICLE XVII (TERMINATION)

     The Depositor may terminate this account and this Agreement at any time by delivering to the Custodian a written notice of termination. In addition, in the event that either (a) all of the funds available for investment hereunder are liquidated or otherwise terminated or (b) the Sponsor of this IRA ceases to act as such without a successor assuming the duties of the Sponsor, the account and this Agreement shall be terminated and the assets thereof shall be delivered to the Depositor, within a reasonable period, unless prior to such payment the Depositor provides written instructions to the Custodian to transfer such proceeds to the trustee or custodian of another IRA.

ARTICLE XVIII (RESIGNATION OR REMOVAL OF CUSTODIAN)

     1. The Custodian may resign without liability, cost or expense of any kind, upon written notice to that effect delivered to the Depositor and the Fund, such resignation to be effective the 30th day following the mailing to the Depositor of such notice. The Depositor may remove the Custodian upon 30 days' written notice to that effect to the Custodian. Upon such resignation or removal, the Depositor shall forthwith appoint a successor custodian that satisfies the requirements of section 408(h) of the Code. Upon receipt by the Custodian of written acceptances by the successor custodian of such appointment, the Custodian shall deliver the assets of the custodial account to the successor custodian. In the event the Depositor fails to appoint a successor custodian which has accepted its appointment within 30 days of the mailing of the notice of resignation, or removal, the Custodian shall terminate the Account and pay the proceeds to the Depositor.

     2. The Depositor and Custodian agree that the Sponsor of this Agreement may at any time remove the Custodian and appoint a successor custodian. The effective date of the removal and appointment shall be as specified by the Sponsor and agreed to by the Custodian and the successor custodian. On or after such date the Custodian shall deliver the assets of the custodial account to the successor custodian.

     3. The Sponsor will appoint another custodian upon notification from the Commissioner of the Internal Revenue Service that such substitution is required because the Custodian has failed to comply with the requirements of section 1.408-2(e) of the regulations or is not keeping such records, or making such returns or rendering such statements as are required by forms or regulations.

     4. Notwithstanding the foregoing, the Custodian may reserve such assets of the custodial account as it may deem necessary for the payment of all its fees, compensation, costs and expenses and for the payment of all other liabilities which are a charge on or against the assets of the custodial account or on or against the Custodian, and where necessary for this purpose may liquidate reserved Fund Shares. Any balance of such reserve remaining after the payment of all such items shall be paid over to the successor custodian, or, if the Depositor has failed to appoint a successor custodian as provided in paragraph 1 above, to the Depositor.

     5. The provisions of this Agreement shall apply to any successor custodian from the effective date of its appointment as such with the same force and effect as if such successor were the initial custodian hereunder.

ARTICLE XIX (NOTICES)

     1. Any notice herein required or permitted to be given to the Custodian shall not be effective or deemed delivered until actually received by the Custodian at the address specified in the Disclosure Statement, or such other address as the Custodian shall provide the Depositor from time to time in writing, stating that such other address shall be used for purposes of this Agreement.

     2. Any notice herein required or permitted to be given to the Depositor shall be mailed to the Depositor at the Depositor's residence address given above or at such other address as he/she shall provide the Custodian from time to time in writing stating that such other address shall be used for purposes of this Agreement, and any such notice shall be deemed accepted by the Depositor at the time it is mailed. Depositor and his/her beneficiaries will be bound by the last address furnished to the Custodian by the Depositor or his/her beneficiary.

ARTICLE XX (MINIMUM WITHDRAWALS)

     The Depositor shall be fully and solely responsible for all taxes and penalties that might accrue or be assessed for having failed to make any annual minimum withdrawal required by applicable law.

     The Depositor's beneficiary or beneficiaries shall be fully and solely responsible for any taxes or penalties which might accrue or be assessed for having failed to make any minimum withdrawal required following the death of the Depositor.

ARTICLE XXI (TAXES AND CHARGES TO ACCOUNT)

     Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of the custodial account or the assets thereof, or the income therefrom, any transfer taxes incurred in connection with the investment and reinvestment of the assets of the custodial account, all other reasonable administrative expenses incurred by the Custodian in the performance of its duties hereunder, including fees for legal services rendered to the



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INDIVIDUAL RETIREMENT ACCOUNT CUSTODIAL AGREEMENT
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Custodian, and such reasonable compensation to the Custodian for its services under this Agreement as the Custodian may charge from time to time, may, in the discretion of the Custodian, be charged against and paid from the assets of the custodial account. Sufficient Fund Shares may be liquidated from the custodial account to pay any such taxes, expenses, and compensation.

ARTICLE XXII (GOVERNING LAW)

     This Agreement and the custodial account created hereby shall be subject to the applicable laws, rules and regulations, as the same may from time to time be amended, of the Federal government and the State of Maine and the agencies and instrumentalities of each having jurisdiction thereof, and shall be governed by and construed, administered and enforced according to the law of the State of Maine, except to the extent superseded by federal law. All contributions to the custodial account shall be deemed to take place in the State of Maine.

ARTICLE XXIII (FEES AND EXPENSES)

     The Custodian shall be entitled to receive and may charge against the Depositor's custodial account such reasonable compensation for its services in accordance with its fee schedule as from time to time in effect, and shall also be entitled to reimbursement of its expenses as Custodian under this Agreement. The Custodian will provide advance written notice to the Depositor of any change in its fee schedule.

                                  IRA DOCUMENTS

TRADITIONAL IRA

     The terms contained in Articles I to VII of Part One of the Forum Trust, LLC Universal Individual Retirement Custodial Account document have been promulgated by the IRS in Form 5305-A for use in establishing a Traditional IRA Custodial Account that meets the requirements of Code Section 408(a) for a valid Traditional IRA. This IRS approval relates only to the form of Articles I to VII and is not an approval of the merits of the Traditional IRA or of any investment permitted by the Traditional IRA.

ROTH IRA

     The terms contained in Articles I to VIII of Part Two of the Forum Trust, LLC Universal Individual Retirement Account Custodial Agreement have been promulgated by the IRS in Form 5305-RA for use in establishing a Roth IRA Custodial Account that meets the requirements of Code Section 408A for a valid Roth IRA. This IRS approval relates only to the form of Articles I to VII and is not an approval of the merits of the Roth IRA or of any investment permitted by the Roth IRA.

     Based on legal advice relating to current tax laws and IRS meetings, Forum Trust believes that the use of this document, containing information for both a Traditional IRA or a Roth IRA, will be acceptable to the IRS. However, if the IRS makes a ruling, or if Congress enacts legislation, regarding the use of different documentation, Forum Trust will forward to you new documentation for your Traditional IRA or a Roth IRA (as appropriate) for you to read and, if necessary, an appropriate new Custodial Agreement to sign. By adopting a Traditional IRA or a Roth IRA using these materials, you acknowledge this possibility and agree to this procedure if necessary. In all cases, to the extent permitted Forum Trust will treat your IRA as being opened on the date your account was opened.



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